Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 22, 2023 with respect to the audited financial statements of NeoVolta, Inc. for the years ended June 30, 2023 and 2022.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

September 22, 2023